Exhibit 99.1

For Immediate Release

Analyst Inquiries:	Media Inquiries:
Mike Eliason	Gene Rodriguez
(317) 249-4559	(317) 343-5243
mike.eliason@karauctionservices.com	gene.rodriguez@karauctionservices.com

IAA Announces Pricing and Upsizing of Senior Notes Offering

Carmel, IN – May 22, 2019 – IAA Spinco Inc. (to be renamed IAA, Inc.) (“IAA”) announced today that it has priced its previously announced offering of 5.500% senior notes due 2027 (the “notes”), in connection with the previously announced spin-off of IAA from KAR Auction Services, Inc. (NYSE: KAR) (“KAR”). The size of the offering has been increased from $400 million to $500 million.

IAA intends to use the net proceeds from the notes offering, together with expected borrowings of $800 million under senior secured credit facilities into which IAA anticipates entering into, to pay a special dividend to KAR and to pay fees and expenses related to the spin-off. The proceeds of the notes offering will be held in escrow until satisfaction of the conditions precedent to the spin-off and certain other escrow release conditions.

The notes will be issued at an issue price of 100% and, if the escrow release conditions are satisfied, will be guaranteed on a senior unsecured basis on and after the escrow release date by the Company’s existing and future domestic subsidiaries that will guarantee its proposed senior secured credit facilities.

The notes offering is expected to close on June 6, 2019, subject to customary closing conditions.

The notes have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), any state securities laws or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from registration. Accordingly, the notes are being offered and sold only to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act and to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About IAA Spinco Inc. (to be renamed IAA, Inc.)

IAA is a leading provider of auction solutions for total loss, damaged and low-value vehicles. IAA focuses on creating trusted marketplaces for buyers and sellers, supported by industry-leading solutions and technology-driven capabilities. With a longstanding operating history of over 35 years, its solutions are focused on maximizing the value of vehicles sold through its marketplaces, lowering administrative costs, shortening the selling cycle and increasing the predictability of return to vehicle sellers.

About KAR Auction Services

KAR Auction Services (NYSE: KAR) provides sellers and buyers across the global wholesale used vehicle industry with innovative, technology-driven remarketing solutions. KAR’s unique end-to-end platform supports whole car, salvage, financing, logistics and other ancillary and related services, including the sale of approximately 6 million units valued at over $40 billion through its auctions. Its integrated physical, online and mobile marketplaces reduce risk, improve transparency and streamline transactions for customers in more than 130 countries. Headquartered in Carmel, Ind., KAR has more than 18,000 employees across the United States, Canada, Mexico and Europe.

Forward-Looking Statements

Certain statements contained in this release include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and which are subject to certain risks, trends and uncertainties. In particular, statements made that are not historical facts may be forward-looking statements. Words such as “should,” “may,” “will,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions identify forward-looking statements. Such statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results projected, expressed or implied by these forward-looking statements. Such forward-looking statements include statements regarding IAA’s intention to complete the notes offering, market conditions, satisfaction of customary closing conditions, the expected closing date of the notes offering, KAR’s ability to successfully consummate the separation of KAR into two public companies and KAR’s and IAA’s ability to realize the anticipated benefits of that transaction. Factors that could cause or contribute to such differences include those matters disclosed in the Company’s Securities and Exchange Commission filings. Both KAR and IAA disclaim any obligation or undertaking to update any forward-looking statements.

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